UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ONCOLIX, INC.
(Name of Registrant as Specified In Its Charter)

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	2)	Aggregate number of securities to which transaction applies:

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	5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ONCOLIX, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ONCOLIX, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

ONCOLIX, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

NOTICE OF ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of two stockholders holding a majority of the voting power of the outstanding capital stock of Oncolix, Inc., a Florida corporation (the “Company,” “we,” “us,” or “our”), dated April 25, 2018, in lieu of a special meeting of the stockholders and in accordance with Section 607.0704 of the Florida Statutes:

(1)	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of Company common stock, par value $0.0001 per share (“Common Stock”), from 950,000,000 shares to 8,000,000,000 shares.

Stockholders of record at the close of business on April 25, 2018 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on June 30, 2018.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
May 16, 2018

/s/ Michael T. Redman
Michael T. Redman,
Chief Executive Officer

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ONCOLIX, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF SHAREHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This information statement is being furnished in connection with the action by written consent of stockholders holding a majority of our voting capital stock taken without a meeting of certain actions described in this information statement. We are mailing this information statement to our stockholders of record on April 25, 2018.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of a certain corporate action to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

What actions were taken by written consent?

Effective as of April 25, 2018, we obtained consent from holders of a majority of the voting capital stock of the Company to amend our Articles of Incorporation as follows:

(1)	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of Company common stock, par value $0.0001 per share (“Common Stock”), from 950,000,000 shares to 8,000,000,000 shares.

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 104,477,936 shares of Common Stock and 63,038,284 shares of Series A Preferred Stock (convertible into 66,871,012 shares of Common Stock and vote on an as-converted basis), equating to total voting capital stock issued and outstanding of 171,348,948 shares.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the written consent in lieu of a meeting of two stockholders that in the aggregate own 48,000,000 shares of Common Stock and 56,110,680 shares of Series A Preferred Stock (convertible into 59,522,209 shares of Company common stock), representing approximately 63% of the voting power of our stockholders. Under Florida Statutes, the holders of a majority of our issued and outstanding voting capital stock constitute the requisite percentage required to amend the Articles of Incorporation.

Who is entitled to notice?

Each holder of an outstanding share of Common Stock and Series A Preferred Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

Are there appraisal right of approval?

No dissenters’ or appraisal rights under the Florida Business Corporation Law are afforded to the Company’s stockholders as a result of the approval of the action to amend the Articles of Incorporation.

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Is consent to action in lieu of a meeting authorized under Florida law?

Florida statute 607.0704 provides that any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pursuant to Florida statute 607.0704, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2018, certain information concerning the beneficial ownership of our Common Stock and Series A Preferred Stock by (i) each stockholder known by us to own beneficially five percent or more of either our outstanding Common Stock or our Series A Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Registration S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of April 25, 2018, there were 104,477,936 shares of Common Stock issued and outstanding and 63,038,284 shares of Series A Preferred Stock issued and outstanding (that are voting and convertible into 66,871,012 shares of Common Stock), for an aggregate of 171,348,948 shares of voting capital stock issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address, unless otherwise indicated. With respect to Biovectra, Inc., Oliver Technow has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Biovectra, Inc. With respect to Integrium, LLC, Mark Powers has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Integrium, LLC. With respect to Health Sciences Center, LLC, Spence Taylor has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Health Sciences Center, LLC. With respect to Texas Treasury Safekeeping Trust Company, Paul Ballard has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Texas Treasury Safekeeping Trust Company.

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Amount and Nature of Beneficial Ownership (Shares)

	Common Stock (1)			Series A Preferred Stock (1)
Name and Address of Beneficial Owner	Shares		Percent	Shares		Percent	% of Total Voting Power
Health Sciences Center LLC, 33 East McBee Avenue, Suite 400, Greenville, South Carolina 29601	90,301,522	(2)	61.5%	39,877,000	(3)	48.1%	46.9%	(2)
Biovectra Inc., 11 Aviation Avenue Charlottetown, PEI Canada C1E 0A	10,000,000		9.6%	-		0.0%	5.8%
Texas Treasury Safekeeping Trust Company, Emerging Technology Program, Rusk State Office Building 208 East 10th Street, 4th Floor, Austin, Texas 78701	59,775,762	(4)	36.4%	56,349,700	(5)	67.7%	31.0%	(4)
Integrium LLC, 100 E. Hanover Ave., Suite 401 Cedar Knolls, NJ 07927	12,729,600	(6)	10.9%	12,000,000	(7)	17.4%	7.2%	(6)
Michael T Redman, Director and CEO, 14405 Walters Road, Ste 780, Houston, TX 77014	9,229,702	(8)	8.4%	28,000	(9)	0.0%	5.2%	(8)
Jerry Youkey MD, Director, 14405 Walters Road, Suite 780, Houston, TX 77014	-		0.0%	-		0.0%	0.0%
Dale Zajicek, Director, 14405 Walters Road, Suite 780, Houston, TX 77014	-		0.0%	-		0.0%	0.0%
John W Holaday, PhD, Director, 14405 Walters Road, Suite 780, Houston, TX 77014	300,000	(10)	0.3%	-		0.0%	0.2%
J. Donald Payne, Secretary, 14405 Walters Road, Ste 780, Houston, TX 77014	2,029,702	(11)	1.9%	28,000	(12)	0.0%	1.2%	(11)
All officers and directors as a group (4 persons)	11,559,404	(13)	10.4%	56,000	(14)	0.1%	6.5%	(13)

(1) Based upon an aggregate of 104,477.936 shares of Common Stock issued and outstanding and 63,038,284 shares of Series A Preferred Stock issued and outstanding as of April 25, 2018, which are convertible into 66,871,012 shares of Common Stock. All options and warrants are immediately exercisable.

(2) Includes 21,150,761 shares of Common Stock issuable upon conversion of 19,938,500 shares of Series A Preferred Stock, and 21,150,761 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 19,938,500 shares of Series A Preferred Stock.

(3) Includes 19,938,500 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 19,938,500 shares of Series A Preferred Stock.

(4) Includes 38,371,449 shares of Common Stock issuable upon conversion of 36,172,180 shares of Series A Preferred Stock, and 21,404,313 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 20,177,520 shares of Series A Preferred Stock.

(5) Includes 20,177,520 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 20,177,520 shares of Series A Preferred Stock.

(6) Includes 6,364,800 shares of Common Stock issuable upon conversion of 6,000,000 shares of Series A Preferred Stock, and 6,364,800 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 6,000,000 shares of Series A Preferred Stock.

(7) Includes 6,000,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 6,000,000 shares of Series A Preferred Stock.

(8) Includes options to acquire 4,800,000 shares of Common Stock and 14,851 shares of Common Stock issuable upon conversion of 14,000 shares of Series A Preferred Stock, and 14,851 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 14,000 shares of Series A Preferred Stock.

(9) Includes 14,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 14,000 shares of Series A Preferred Stock.

(10) Includes a warrant to acquire 300,000 shares of Common Stock.

(11) Includes options to acquire 1,400,000 shares of Common Stock and 14,851 shares of Common Stock issuable upon conversion of 14,000 shares of Series A Preferred Stock, and 14,851 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 14,000 shares of Series A Preferred Stock.

(12) Includes 14,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 14,000 shares of Series A Preferred Stock.

(13) Includes options to acquire 6,200,000 shares of Common Stock and 29,702 shares of Common Stock issuable upon conversion of 28,000 shares of Series A Preferred Stock, and 29,702 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 28,000 shares of Series A Preferred Stock.

(14) Includes 28,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 28,000 shares of Series A Preferred Stock

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AMENDMENT TO ARTICLES OF INCORPORATION

Amendment to Increase the Authorized Capital Stock

General

The majority stockholders approved an action to amend and restate Article IV.A. of the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 950,000,000 shares to 8,000,000,000 shares. The text of the amended and restated Article IV of the Articles of Incorporation with respect to the authorized shares of capital stock is set forth in Appendix A.

The terms of the additional shares of Common Stock authorized will be identical to those of the currently issued and outstanding shares of Common Stock. The authorization of these additional shares of Common Stock will not affect the relative voting power or equity interest of any shareholder. However, because holders of Common Stock and Series A Preferred Stock have no preemptive rights to purchase or subscribe for any unissued capital stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of capital stock. This amendment to the Articles of Incorporation and the creation of additional shares of authorized Common Stock will not alter the current number of issued and outstanding shares of capital stock.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s Articles of Incorporation authorizes the issuance of 950,000,000 shares of Common Stock. As of the Record Date, there were 104,477,936 shares of Common Stock issued and outstanding, 63,038,287 shares of Series A Preferred Stock issued and outstanding, and derivative securities issued and outstanding to purchase 269,508,260 shares of Common Stock. As of the Record Date, after giving effect to the shares of Common Stock underlying the outstanding derivative securities to purchase shares of Common Stock, we will have 373,986,196 shares of Common Stock that are authorized to be issued and are unissued. Additionally, in connection with a recent debt financing, we are required to maintain an amount of shares authorized but unissued equal to five times an amount currently issuable upon conversion of the Convertible Notes (as defined herein) and exercise of the Warrants (as defined herein). As of the Record Date, there were a sufficient number of shares of Common Stock reserved for the current issuance of shares underlying the Convertible Notes and Warrants as of April 25, 2018, including the five-times reserve share amount.

We do not presently have any agreements, commitments or arrangements regarding the 7,050,000,000 shares of our Common Stock that would be newly authorized upon the increase to our authorized Common Stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock, from time to time to raise additional capital necessary to support future growth of the Company. As a result of the increase in authorized shares of Common Stock, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional capital stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

The Effects, if any, on the Increase in the Company’s authorized shares of Capital Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of capital stock would continue to be available for issuance from time to time in the future. The shares issued pursuant to the increase in the authorized shares will dilute the percentage ownership interest of existing holders of our Common Stock and Series A Preferred Stock and the value of the shares held by such shareholders may be diluted if shares are issued below what current stockholders paid for their shares.

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For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock:

	Prior to Amendment	After Giving Effect to the Amendment
Authorized Shares of Common Stock	950,000,000	8,000,000,000
Issued and Outstanding Shares of Common Stock(1)	104,477,936	104,477,936
Shares of Common Stock available for future issuance (1)	845,522,064	7,895,522,064

(1) This does not include 269,508,260 shares underlying outstanding derivative securities to purchase Common Stock.

As a result of the amendment, additional shares of Common Stock would be available for issuance from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increase in authorized shares of capital stock was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Our Articles of Incorporation and bylaws currently allow the Board of Directors the right to issue Preferred Stock without obtaining additional approval of our stockholders. The Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company. Additionally, the Company has no current plans to use the newly authorized shares of Common Stock in connection with any merger, consolidation, or other business combination transaction.

Interest of the Directors and Officers and the Majority Shareholders in the Increase in Authorized Capital Stock

The current officers and directors of the Company, as well as the two majority stockholders executing the written consent, do not have any substantial interest, direct or indirect, in the amendment to our Articles of Incorporation.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 950,000,000 shares of Common Stock, of which 104,477,936 shares of Common Stock are issued and outstanding as of April 25, 2018, and 250,000,000 shares of preferred stock, par value $0.001, of which 150,000,000 shares are designated Series A Preferred Stock, of which 63,038,284 shares of Series A Preferred Stock are issued and outstanding as of April 25, 2018. In addition, an aggregate of 269,508,260 shares of Company Common Stock are reserved for issuance upon (i) the conversion of the 63,038,284 shares of Series A Preferred Stock issued and outstanding and the conversion of such shares into 66,871,012 shares of Common Stock, (ii) the exercise of warrants to acquire 49,477,380 shares of Series A Preferred Stock and the conversion of such shares into 52,486,612 shares of Common Stock, (iii) the exercise of other outstanding options and warrants to acquire 13,287,284 shares of Common Stock, and (iv) the conversion of the Convertible Notes and exercise of the Warrants held by the Purchasers.

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Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends, if declared by our Board of Directors, out of funds legally available, subject to the dividend preference of the Series A Preferred Stock as discussed below. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including the Series A Preferred Stock liquidation preference discussed below.

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Preferred Stock

The terms of the Series A Preferred Stock are set forth below.

Seniority: The shares of Series A Preferred Stock shall rank senior to the Common Stock and any other preference shares.

Dividends: The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (whether payable in cash or common stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to $0.0707.

Liquidation Preference: A liquidation event (“Liquidation”) shall occur in the event of (i) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s issued and outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company and, as a result of such transaction(s), the persons who were directors of the Company before such transaction(s) shall cease to constitute a majority of the Board of Directors or (iv) a liquidation, dissolution or winding up of the Company. In any Liquidation, each holder of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock then held, out of the proceeds of such Liquidation Event, the greater of (A) the sum of (i) an amount per share equal to $0.075, plus any then accrued but unpaid dividend on such share of Series A Preferred Stock and (ii) an amount per share based upon the distribution of the remaining assets to the holders of the Series A Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series A Preferred Stock), or (B) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation.

Voting. Each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible.

Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into 1.0608 shares of Common Stock, subject to customary conversion price adjustments, including weighted average adjustments for below conversion price issuances with standard carve-outs.

Mandatory Conversion. All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, in the event of a closing of an underwritten public offering resulting in gross proceeds of at least $10 million.

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Election of a Director. The Series A Preferred Stock holders have the right to appoint one director to the Company. To date, the holders of Series A Preferred Stock have not appointed a director.

Convertible Notes

In August 2017, the Company issued convertible notes to the investors in an aggregate principal amount of $4,190,463 for a purchase price of $3,561,894 (“Convertible Notes”). The Convertible Notes bear interest at a rate of 10% per annum, payable quarterly on November 1, 2017, February 1, 2018, and May 1, 2018 and thereafter, on a monthly basis until maturity. The interest is payable in cash or, at the option of the Company, subject to compliance with Equity Conditions (as defined below), in fully tradable Company Common Stock at the lesser of the then conversion price and a 25% discount to the average of the five lowest closing bid prices for the twenty trading days prior to the interest payment date. The final maturity of the Convertible Notes is November 1, 2018, but commencing on May 1, 2018 and on the first day of each month thereafter until maturity, we are required to redeem an amount of the Convertible Notes equal to 1/7th of the original principal amount, plus 10% of such monthly redemption amount as a bonus. The principal payments shall be made in cash or, subject to the satisfaction of Equity Conditions, in our Common Stock valued at the lesser of the then conversion price and a 25% discount to the average of the five lowest closing bid prices for the twenty trading days prior to the amortization date.

The Convertible Notes are convertible at a conversion price equal to the lesser of (i) $0.075 per share of our Common Stock, (ii) 75% of the closing bid price on the Merger closing date of August 3, 2017 (such closing price was $0.109), resulting in a calculation of $0.08175 per share, (iii) 75% of the 10-day average closing bid price of our Common Stock for the 10-day period prior to the filing of the initial registration statement on August 29, 2017 for the Purchasers, subject to a floor of 50% of the closing bid price on August 3, 2017, or $0.0545 per share, resulting in a calculation of $0.0545 per share, and (iv) 75% of the 10-day average closing bid price of our Common Stock for the 10-day period prior to the effective date of the initial registration statement on November 30, 2017, subject to a floor of $0.0545 per share, resulting in a calculation of $0.0545 per share. As a result of the conversion price calculation in the above sentences, the conversion price of the Convertible Notes was established on November 30, 2017 at a fixed price of $0.0545 per share. Assuming that all of the principal amount of $4,190,463, and related accrued interest on, the Convertible Notes are converted into shares of Common Stock at $0.0545 per share, an aggregate of 80,755,051 shares would be issuable. The Convertible Notes contain customary anti-dilution protection, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both conversion price and share amounts to be issued upon conversion).

The current conversion price of the Convertible Notes is $0.0545 per share, and the closing market price of our Common Stock has recently ranged between $0.025 and $0.030. As the Company pursues capital raising transactions, it is possible that new financings comprised of equity or equity derivative components may result in issuance prices or convertible features at then current market prices. In connection therewith, the Convertible Notes may also be restructured. Any or all of these scenarios could result in a significant number of additional shares being issued (or being issuable), resulting in additional dilution to current holders of Common Stock.

In the event of a closing of an $8 million financing in connection with a change in listing of our Common Stock to Nasdaq or the NYSE, the Convertible Notes shall be subject to mandatory conversion into our Common Stock at a 30% discount to the offering price.

We shall be required to offer to prepay in cash the aggregate principal amount of the Convertible Notes at 120% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, at maturity, on the sale of substantially all of our assets, upon a change of control, upon a qualified offering, or upon a “fundamental transaction” (tender offer, reclassification, sale of substantially all assets and merger); in such an event, the Purchasers shall have the right to convert the Convertible Notes prior to the date of any such prepayment.

The Convertible Notes contain standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the Convertible Note and Transaction Documents (including the Registration Rights Agreement), the commencement of bankruptcy or insolvency proceedings, failure to timely deliver conversion shares underlying the Convertible Notes, failure to timely file Exchange Act filings, and failure to satisfy certain Equity Conditions.

Equity Conditions mean, during the period in question, (a) the Company shall have duly honored all conversions and redemptions of the Convertible Notes, (b) we shall have complied with all conversion and other provisions of the Convertible Notes and shall have paid all liquidated damages and other amounts owing in respect of this Convertible Note, (c)(A) there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell at least the number of shares of Common Stock issuable pursuant to the Transaction Documents at such time or (B) all of the underlying shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements, (d) our Common Stock is trading on a trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of our Common Stock for the issuance of five times all of the shares issuable pursuant to the Convertible Notes and Warrants, (f) there is no existing event of default or no existing event which, with the passage of time or the giving of notice, would constitute an event of default, (g) the issuance of the shares in question would not violate the beneficial ownership limitations in the Transaction Documents, (h) there has been no public announcement of a pending or proposed fundamental transaction or change of control transaction that has not been consummated, (i) the holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) our Common Stock is DWAC eligible and not subject to a DTC “chill;” and (k) for each trading day in a period of 10 consecutive trading days prior to the applicable date in question (A) the daily dollar trading volume for our Common Stock on the principal trading market exceeds $75,000 per trading day and (B) the weighted average stock price for our Common Stock on the principal trading market is above 50% of the closing stock price on August 3, 2017 (as adjusted for all stock splits stock dividends, stock combinations, reclassifications and other transactions).

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We have the right at any time to redeem all, but not less than all, of the total outstanding amount of principal amount then remaining under the Convertible Notes at a price equal to 120% of such principal amount.

Series A Preferred Stock Warrants

In connection with the issuance of the Series A Preferred Stock, there are outstanding warrants to purchase up to 49,477,380 shares of Series A Preferred Stock at an exercise price of $0.0825 per share for cash or on a cashless basis that expire in January 2020. Upon exercise, each share of Series A Preferred Stock issued would be convertible into 1.0608 shares of Common Stock.

Other Warrants and Options

The Company has other warrants and options issued and outstanding to purchase an aggregate of 13,287,284 shares of Company Common Stock at prices ranging from $0.005 to $0.09, expiring on various dates through August 2022.

Control Share Acquisition Provisions of the Florida Business Corporation Act

The “control share” provisions of Section 607.0902 of the Florida Business Corporation Act prohibits an acquirer, under certain circumstances, from voting its shares of Common Stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval from the disinterested shareholders. The Company’s articles of incorporation opts out of this provision, as provided for in the Florida Business Corporation Act, and accordingly, the control share statute is not applicable to us.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
May 16, 2018
/s/ Michael T. Redman
Michael T. Redman,
Chief Executive Officer

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Appendix A

AMENDMENT TO ARTICLES OF INCORPORATION

ARTICLE I

Capital Stock

Article IV.A. Capital Stock, of the Articles of Incorporation, is amended and restated as follows:

A. COMMON STOCK: The aggregate number of shares of common stock (the “Common Stock”) authorized to be issued by this Corporation shall be 8,000,000,000, with a par value of $0.0001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the Corporation upon liquidation or dissolution.

In all other respects, the Articles of Incorporation shall remain as they were prior to this Amendment being adopted.

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